EXHIBIT 99.2

DELAWARE INVESTMENTS U.S., INC.
2009 INCENTIVE COMPENSATION PLAN

1.         Purpose.  The purposes of this Delaware Investments U.S., Inc. 2009 Incentive Compensation Plan (the “Plan”) are (1) to assist Delaware Investments U.S., Inc., a Delaware corporation (“DIUS”), and its subsidiaries in attracting, retaining, and rewarding key executives, investment professionals, employees, and other persons who provide services to DIUS and/or its subsidiaries, (2) to enable such persons to acquire or increase an equity interest in DIUS in order to strengthen the mutuality of interests between such persons and the other DIUS shareholders, as well as the shareholders of Lincoln National Corporation, and (3) to provide such persons with incentives to expend their maximum efforts in the creation of shareholder value.

 Notwithstanding any provision in this Plan document or in an agreement covering a Plan Award to the contrary, any actions taken or authority exercised (including but not limited to the granting of Awards or adjustment of outstanding Awards) by the Delaware Board in connection with this Plan or any Award shall be subject to the approval of the Committee prior to taking effect.

2.         Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

“Annual Incentive Award” means a conditional right granted to a Participant under Section 6(a)(vi) and 6(f) hereof, to receive a Performance Award based upon performance criteria specified by the Delaware Board, generally after the end of a specified calendar year.

“Affiliate” means with respect to an entity, any entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such entity.  For purposes of this definition, “Control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

“Award” means any Option, SAR (including Limited SAR), Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Stock granted as a bonus or for purposes of recruitment, Performance Award, or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

“Beneficiary” means the person, persons, trust or trusts who or which have been designated by a Participant in his or her most recent written beneficiary designation filed with DIUS (or any of its Affiliates) to receive the benefits specified under the Plan upon such Participant’s death or to which Awards are transferred if and to the extent permitted under Section 8(b) hereof.  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

“Change of Control” means (i) with respect to Lincoln, a change of control of Lincoln within the meaning of the Lincoln National Corporation Executive Severance Benefit Plan, and (ii) with respect to DIUS, the consummation of (a) a transaction after which neither Lincoln (or any successor corporation to Lincoln following a merger of Lincoln with another corporation) nor any of its Affiliates continues to be the beneficial owner of more than 50% of the combined voting power of the then outstanding securities of DIUS, or (b) the sale or transfer of all or substantially all of DIUS’s, business or assets to an entity other than Lincoln (or any successor corporation to Lincoln following a merger of Lincoln with another corporation) or one of its Affiliates.

“Change of Control Price” means an amount in cash equal to the amount of cash and fair market value of property that is the highest price per share of Stock paid (including extraordinary dividends) in any transaction triggering a Change of Control of DIUS or any liquidation of shares of Stock following a sale of substantially all assets of DIUS.  However, if it is not reasonably practical to determine the amount in cash as described in the immediately preceding sentence, then “Change of Control Price” shall mean the Fair Market Value per share of Stock determined as of the date of the Change of Control; or if it is not reasonably practical to determine the Fair Market Value as of the date of the Change of Control, then the Change of Control Price shall mean the Fair Market Value as of the last day of the month immediately preceding the month in which the Change of Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

“Committee” means the Compensation Committee of the Board of Directors of Lincoln.

“Deferred Stock Units” means a right granted to a Participant to receive Stock, cash, or a combination thereof at the end of a specified deferral period.

“Delaware Board” means the Board of Directors of DIUS.

“DIUS” means Delaware Investments U.S., Inc.

“Effective Date” means the effective date of this Plan, May 14, 2009.

“Eligible Person” means an officer, director, or employee of DIUS or of any DIUS subsidiary, including employees, agents and brokers who may also be directors of DIUS.

“Fair Market Value” means the fair market value of Stock determined by an independent appraisal of DIUS (without direction from management of DIUS or its Affiliates) that meets the requirements of Code section 401(a)(28)(C) and the regulations issued thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (e.g., the date of grant of an Award).

“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

“Lincoln” means Lincoln National Corporation.

“Lincoln Board” means the Board of Directors of Lincoln.

“Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock at a specified price during specified time periods.

“Participant” means an Eligible Person who has been granted an Award under the Plan, including a person who is no longer an Eligible Person.

“Performance Award” means a conditional right, granted to a Participant under Section 6(a)(v) and 6(f) hereof, to receive Awards based upon performance criteria specified by the Delaware Board.

“Restricted Stock” means Stock granted to a Participant under Section 6(c) hereof.

“Restricted Stock Unit” or “RSU” means a right to receive Stock, cash or a combination thereof, granted to a Participant under Section 6(d) hereof.

“Stock” means the Class A common stock of DIUS (par value $0.001) and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 8(c) hereof.

“Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Section 6(b) hereof.

“Valuation Date” means any date as of which the Fair Market Value is determined.  Unless the Delaware Board reasonably concludes that no purpose under the Plan would be served by determining the Fair Market Value of a share of Stock as of such a date, (1) each March 31, June 30, September 30 and each December 31, (2) any date on which a Change of Control occurs, and (3) any other date as the Delaware Board in its sole discretion may determine is appropriate for the proper administration of the Plan will be a Valuation Date; however, in no event shall the Fair Market Value be determined less often than once each calendar year.

3.         Administration.

(a)         Delaware Board and Committee Authority.  The authority to control and manage the operations and administration of the Plan shall be vested in the Delaware Board, in accordance with the following protocols:

(i)         The Delaware Board has the authority and discretion to determine the persons who shall receive Awards under the Plan.  In addition, the Delaware Board also has the authority and discretion to determine the time or times of receipt of such Awards, to determine the types of Awards and the number of shares covered by the Awards, and to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards).  In making such determinations, the Delaware Board may take into account the nature of services rendered by the individual, the individual’s present and potential contribution to DIUS’s success, and such other factors as the Delaware Board deems relevant.

(ii)         The Delaware Board will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine or to amend the terms and provisions of any Award or other agreements made pursuant to the Plan (including vesting provisions), and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(iii)                   The Delaware Board will have the authority and discretion to establish terms and conditions of Awards as the Delaware Board determines to be necessary or appropriate to conform to applicable requirements or practices of relevant jurisdictions outside of the United States.

(iv)                   The Delaware Board will have the authority to adjust any performance goals or criteria under an Award granted after the Effective Date as it determines appropriate to reflect the impact of any extraordinary or non-recurring events affecting DIUS or  any of its Affiliates, such as changes in relevant tax or accounting rules, acquisitions, and dispositions.

(v)         Any interpretation of the Plan by the Delaware Board and any decision made by the Delaware Board, under the Plan shall be final and binding.

(vi)   The Delaware Board shall exercise its authority by majority vote of its members present at a meeting or by unanimous written consent without a meeting.

(b)         Delegation by the Delaware Board.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Delaware Board may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any officer or employee of Lincoln, DIUS, or its Affiliates.  Any such allocation or delegation may be revoked by the Delaware Board at any time.

(c)         Limitation of Liability.  The Delaware Board and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, by any officer or employee of DIUS or its Affiliates, Lincoln’s or DIUS’s independent auditors and appraisers, consultants or any other agents assisting in the administration of the Plan.  Members of the Delaware Board and any officer or employee of DIUS or its Affiliates acting at the direction or on behalf of the Delaware Board, or DIUS shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by DIUS with respect to any such action or determination.

4.         Stock Subject to Plan.

(a)         Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 8(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 2,500,000; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 1,000,000.  Any shares of Stock delivered under the Plan shall consist of authorized shares.  Shares of Stock subject to an Award under the Plan (i) which Award is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including the number of shares surrendered in payment of any taxes relating to any Award, or (ii) which shares are repurchased by DIUS pursuant to Section 4(c) or 4(d), will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

(b)           Application of Limitation to Grants of Awards.  No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award measured solely by the increase in value of shares of Stock settleable only in cash (such as cash-only SARs), the number of shares to which the Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. In addition to the numerical limitation set forth in Section 4(a) above, no Award may be granted if such Award would result in a failure of DIUS to be included in Lincoln’s “affiliated group” as defined under Code section 1504.  Section 1504 defines the term “affiliated group” as one or more chains of includible corporations connected through stock ownership with a common parent corporation which is an includible corporation but only if the common parent directly owns stock meeting the 80% test. The 80% voting and value test in 1504(a)(2) is met if the parent corporation (Lincoln) possesses at least 80% of the total voting power of the stock of the affiliate and possesses stock of the affiliate at least equal to 80% of the total value of the stock of the affiliate. The Delaware Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting, and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)         Call Feature.  Upon or after a Participant’s termination of employment with DIUS and all its Affiliates, DIUS may call all shares of Stock held by the Participant.    Subject to the following sentence, called shares of Stock will be reacquired by DIUS as soon as practicable after the call for an amount per share equal to (1) the Fair Market Value of a share of Stock as of the Valuation Date immediately preceding the date of the call if the call occurs before the expiration of the period after the Valuation Date during which the shares of Stock may be put to DIUS (in accordance with Section 4(d) below), or (2) the Fair Market Value of a share of Stock as of the Valuation Date following the date of the call if the call occurs after the expiration of the period after the preceding Valuation Date during which the shares of Stock may be put to DIUS (in accordance with Section 4(d) below).

Notwithstanding the foregoing, (1) shares of Stock that have been held for six months or less as of the date of a call will not be called as of that date, but will be called on the date as of which the Participant has held the shares for six months and one day for an amount equal to the amount determined in accordance with the preceding paragraph, and (2) DIUS may delay calling shares of Stock held by a Participant for less than one year until the day after the first anniversary of the date on which the Participant acquired such shares, in which case the shares of Stock will be reacquired by DIUS for an amount determined in accordance with the preceding paragraph.  Shares called other than in connection with termination of employment will be called from each holder of Stock in proportion to the holder’s total Stock holdings.

At DIUS’s sole discretion, the amount DIUS is required to pay pursuant to this Section 4(c) may be paid in (i) cash, (ii) freely tradable shares of common stock of Lincoln having a market value on the date of transfer to the Participant equal to the amount payable to the Participant, or (iii) any combination of (i) and (ii).

(d)         Put Option.  An individual who has acquired shares upon the exercise of an Option or otherwise pursuant to the grant or settlement of an Award and has held those shares of Stock for at least six months and one day may put the shares back to DIUS only during the 15-day period beginning on the date on which valuation results are communicated to Participants, and DIUS will pay to the Participant the Fair Market Value of such Stock determined as of the immediately preceding Valuation Date.  Notwithstanding the foregoing, the length of the put period beginning on the date on which valuation results are communicated to Participants may be modified by the Delaware Board provided that the change in put period does not represent a material and adverse change affecting the Participants.  Further, the Delaware Board may, in its complete discretion, announce additional terms and conditions (including, but not limited to Stock ownership requirements, clawback provisions, and restrictive covenants, which additional terms and conditions may be outside of a Participant’s original Award documentation) that must be met before a Participant can exercise the put option.

At DIUS’s sole discretion, the amount DIUS is required to pay pursuant to this Section 4(d) may be paid in (i) cash, (ii) a promissory note (in substantially the form of the note attached hereto as Appendix A, with such changes as the authorized officers of DIUS in consultation with legal counsel deem necessary or appropriate from time to time) that requires payment over a period not to exceed five years with interest each year at a rate equal to the rate paid on Treasury notes of similar term and similar subordination plus the increment over that rate paid on borrowings of similar term and similar subordination by Lincoln with such note to be guaranteed by Lincoln (with a guaranty in substantially the form of the agreement attached hereto as Appendix B, with such changes as the authorized officers of DIUS in consultation with legal counsel deem necessary or appropriate from time to time), (iii) freely tradable shares of common stock of Lincoln having a market value on the date of transfer to the Participant equal to the amount payable to the Participant, or (iv) any combination of (i), (ii), or (iii).

(e)         Other Restrictions on Stock.  Stock acquired under the Plan may be subject to additional restrictions as provided under the terms of an Award agreement, including without limitation, holding periods, clawback provisions, restrictive covenants, restrictions contained in the certificate of incorporation or by-laws of DIUS, or restrictions contained in a shareholders agreement.

5.         Eligibility.  Only an Eligible Person may receive an Award and become a Participant under the Plan.

6.         Terms of Awards.

(a)         General.  Awards may be granted on the terms and conditions set forth in this Section 6.

(i)         Options.  The Delaware Board may award Participants Options.  An Option entitles the Participant to purchase shares of Stock at an “exercise price” established by the Delaware Board which shall not be less than 100% of the Fair Market Value on the date of grant, and may exceed the Fair Market Value on the grant date, at the Delaware Board’s discretion.

(ii)         Stock Appreciation Rights.  The Delaware Board may also award Participants SARs.  A SAR is a right to receive, upon exercise of that right, an amount, which may be paid in cash, shares of Stock, or a combination thereof in the complete discretion of the Delaware Board, equal to the difference between the Fair Market Value as of the date of exercise and the base price of the SAR.  The base price of a SAR will be determined by the Delaware Board, but will be no less than the Fair Market Value on the date of grant.

(iii)                   Restricted Stock/Restricted Stock Units.  The Delaware Board may grant Participants shares of Stock or the right to receive shares of Stock subject to certain restrictions (“Restricted Stock” or “Restricted Stock Units”).

(iv)                 Deferred Stock Units.  The Delaware Board may grant Participants Deferred Stock Units, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period.

(v)         Performance Awards.  The Delaware Board may grant Participants Performance Awards using such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, as set forth in Section 6(f) below.

(vi)                   Annual Incentive Award.  The Delaware Board may grant Participants Annual Incentive Awards.  Except as otherwise provided, Annual Incentive Awards are Performance Awards meeting the criteria set forth in Section 6(f) below, based on performance goals covering a 12-month period, generally the calendar year.

(vii)                   Terms and Conditions.  The Delaware Board may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Delaware Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant or the failure to meet certain performance goals or criteria.  The Delaware Board shall (subject to Section 8(e) and the provisos therein) retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

(b)         Options and SARs.  The Delaware Board is authorized to grant Options and SARs to Participants on the following terms and conditions:

(i)         Exercise.  Each Option or SAR may be exercised only in accordance with the terms and conditions of the Option or SAR Award agreement and during the periods as may be established by the Delaware Board.  A Participant exercising an Option or SAR shall give notice to DIUS at the executive offices of DIUS of such exercise and of the number of shares elected to be purchased on the day of exercise, which must be a business day.

(ii)         Term.  The term of each Option and SAR shall be for such period as may be determined by the Delaware Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

(iii)                   Payment of Option Exercise Price.  The exercise price for Options shall be paid to DIUS at the time of such exercise, to the extent permitted by the Delaware Board:

(A)           in cash;

(B)           through the tender of shares of Stock owned by the Participant; or

(C)           by a combination of (A) and (B).

For determining the amount of the payment, Stock delivered pursuant to (B) or (C) shall have a value equal to the Fair Market Value on the date of exercise.

(iv)                 ISOs.  ISOs must be granted within 10 years of the Delaware Board’s adoption of the Plan, and the terms of any ISO shall comply in all respects with the provisions of Code Section 422.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

(v)         SAR Rules.  Limited SARs that may only be exercised in connection with a Change of Control or other events as specified by the Delaware Board and may be granted on such terms, not inconsistent with this Section 6(b), as the Delaware Board may determine.  SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(c)         Restricted Stock.  The Delaware Board is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)         Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Delaware Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Delaware Board may determine.  Except to the extent restricted under an Award agreement, a Participant granted Restricted Stock shall have the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon.  During the restricted period applicable to the Restricted Stock, subject to Section 8(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)         Forfeiture.  Except as otherwise determined by the Delaware Board, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited.

(iii)                 Certificates for Stock.  Restricted Stock granted under the Plan may be uncertificated and shall be evidenced in such manner as the Delaware Board shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Delaware Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that DIUS retain physical possession of the certificates, and that the Participant deliver a stock power to DIUS, endorsed in blank, relating to the Restricted Stock.

(iv)                 Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Delaware Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan.  Unless otherwise determined by the Delaware Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(d)         Restricted Stock Units (“RSUs”).  The Delaware Board is authorized to grant RSUs to Participants on the following terms and conditions:

(i)         Grant and Restrictions.  The Delaware Board shall determine the number of RSUs to be awarded to a Participant pursuant to an Award.  RSUs shall be settled in cash or Stock.  RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Delaware Board may impose, which restrictions may lapse separately or in combination at such times and under such circumstances (including based on achievement of performance goals and/or future service requirements), in installments or otherwise, as the Delaware Board may determine.  A Participant who is granted RSUs shall not have any of the rights of a shareholder, including the right to vote Stock or the right to receive dividends thereon prior to any actual issuance of Stock in settlement of the RSUs.  During the restricted period applicable to the RSUs, subject to Section 8(b) below, RSUs may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)         Forfeiture.  Except as otherwise determined by the Delaware Board, upon termination of employment during the applicable restriction period, RSUs that are at that time subject to restrictions shall be forfeited.

(iii)                 Certificates for Stock.  Any shares of Stock issued to settle an RSU may be uncertificated and shall be evidenced in such manner as the Delaware Board shall determine.

(e)         Deferred Stock Units.  Unless otherwise specified by the Delaware Board, Deferred Stock Units shall be credited as of the date of award to a bookkeeping reserve account maintained by DIUS, or an Affiliate of DIUS or its successor under the Delaware Investment Advisers, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) in units which are equivalent in value to shares of Stock (“Deferred Stock Units”).  Once credited to such account, Deferred Stock Units shall be governed by the terms of the Deferred Compensation Plan.

(f)                 Performance Awards.  The Delaware Board is authorized to grant Performance Awards to Participants.  Performance Awards will provide for payment to a Participant upon achievement of pre-established company or individual performance criteria over a specified performance period.  Performance criteria shall consist of measures and goals which are specific to the asset management business and which are typically applied to asset managers similar to DIUS that are providing services similar to the services provided by DIUS.   For each Performance Award, the Delaware Board will specify in a written Award agreement within the first 90 days of the performance period: (i) the objective or subjective performance criteria to be achieved, which must be substantially uncertain when established; (ii) the applicable performance period, which shall be at least 12 consecutive months and no more than 10 years; (iii) the amount payable upon achievement of the performance criteria, which may be stated as a percentage of an incentive pool; and (iv) the effect of a Participant's termination of employment prior to any payment being made under the Award.  Unless otherwise provided in an Award agreement, Performance Awards shall be paid between January 1 and March 15 of the year following completion of the performance period.  Amounts payable under a Performance Award may be paid in cash, shares of Stock, or any combination thereof, as determined by the Delaware Board at the time of payment.  The Delaware Board shall also have the absolute discretion to reduce or eliminate the amount payable under a Performance Award even if the performance criteria are met.

(g)         Cancellation and Rescission of Awards; Restrictive Covenants.  The Delaware Board may, in its sole discretion, subject Awards to conditions or covenants which impose certain requirements and/or restrictions upon a Participant, including, without limitation, requirements and/or restrictions as to (i) competition with DIUS and its Affiliates (either before or after termination of employment), (ii) the use or disclosure of confidential information and material related to the business of DIUS and its Affiliates, (iii) the disparagement of DIUS or any of its Affiliates, or their directors, officers, employees, or agents, or (iv) the direct or indirect hiring, managing, soliciting, or recruiting of any employees, agents, financial planners, salespeople, financial advisors, vendors, or service providers of DIUS or any of its Affiliates that the Participant became familiar with as a result of her/her employment with DIUS or its Affiliates.  Such requirements and restrictions shall be included in a Participant’s Award agreement, and failure to satisfy such requirements or violation of such covenants may result in cancellation or rescission of an Award.

7.	Change of Control.

(a)         Any acceleration of vesting provision with respect to an Award, to take effect upon a Change of Control as defined in Section 2 of this Plan, shall be set forth in the applicable Award agreement.  Notwithstanding the foregoing, the Delaware Board shall have the authority to accelerate the vesting of any Award upon a Change of Control. However, a Change of Control shall not accelerate payment of any such vested Award that is subject to Code Section 409A unless such Change of Control also qualifies as a “change in control event” as described under Code Section 409A(a)(2)(A)(v).

(b)         In the event of a Change of Control of DIUS that occurs within one year after shares are called in accordance with the provisions of Section 4(c) from an individual other than an individual from whom the shares are called as a result of the individual’s termination of employment, the individual will receive a payment equal to the excess, if any, of the Change of Control Price over the amount paid for a share of Stock pursuant to the call, multiplied by the number of shares called from the individual.

8.         General Provisions.

(a)         Compliance with Legal and Other Requirements.  DIUS may, to the extent deemed necessary or advisable by the Delaware Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of DIUS may in the future be listed or quoted, or compliance with any other obligation of DIUS, as the Delaware Board may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits to comply with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)         Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than DIUS or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.  Notwithstanding the foregoing, Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Delaware Board may impose thereon).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Delaware Board, and to any additional terms and conditions deemed necessary or appropriate by the Delaware Board.

(c)         Adjustments.  If a corporate transaction has occurred affecting the Stock such that an adjustment to outstanding Awards is required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of grant, then in such manner as the Delaware Board deems equitable, an appropriate adjustment shall be made to (i) the number and kind of shares which may be awarded under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the share limits imposed under the Plan; and if applicable; (v) the exercise price of outstanding Awards, provided that the number of shares of Stock subject to any Award denominated in Stock shall always be a whole number.  For this purpose a corporate transaction includes, but is not limited to, any dividend or other distribution (whether in the form of cash, stock, other securities or other property), recapitalization, stock split, reverse stock split, combination of shares, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of DIUS, issuance of warrants or other rights to purchase Stock or other securities of DIUS, or other similar corporate transaction.  An adjustment to an Option or SAR under this paragraph shall be made in a manner that will not result in the grant of a new Option or SAR under Code Section 409A.

(d)         Taxes.  DIUS and any Affiliate is authorized to withhold from any payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Delaware Board may deem advisable to enable DIUS and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock held more or less than six months, or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations (not to exceed the minimum statutorily required tax withholding), either on a mandatory or elective basis in the discretion of the Delaware Board.

(e)         Changes to the Plan and Awards.  The Delaware Board may amend, alter, suspend, discontinue or terminate the Plan or the authority to grant Awards under the Plan, provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of a Participant under any previously granted and outstanding Award.  The Delaware Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no action may materially and adversely affect the rights of such Participant under such Award.  Any adjustment pursuant to Section 8(c) hereof shall not be treated as materially and adversely affecting the rights of a Participant for purposes of this Section 8(e).

(f)         Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of DIUS or a subsidiary, (ii) interfering in any way with the right of DIUS or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of DIUS (including the right to vote shares of Stock or receive dividends) unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g)          Governing Law.  The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Delaware law, without giving effect to principles of conflicts of laws, and applicable federal law.

(h)           Code Section 409A.  The Plan shall be operated and administered in such a way that Participants are not subject to adverse tax consequences under Code Section 409A.